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            GRAY CARY WARE
             & FREIDENRICH
A PROFESSIONAL CORPORATION

Attorneys at Law
400 Hamilton Avenue
Palo Alto, CA 94301-1825
Tel (415) 328-6561
Fax (415) 327-3699

http://www.gcwf.com

                                                     Our File No.
                                                   1260147-901300

                        November 29, 1996



Zoran Corporation
2041 Mission College Blvd., Suite 255
Santa Clara, CA 95054

Dear Sir or Madam:

     This opinion is being delivered to you in connection with the filing of a registration statement on Form S-4 of Joint Proxy Statement/Prospectus of Parent and the Company (the "Registration Statement") and in accordance with the Agreement and Plan of Reorganization dated October 20, 1996 (the "Plan of Reorganization"), as amended, by and among Zoran Corporation, a Delaware corporation ("Parent"), See Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and CompCore Multimedia, Inc., a California corporation (the "Company"). Merger Sub will merge with and into the Company (the "Merger") pursuant to the Plan of Reorganization and related Agreement of Merger (collectively, including the exhibits and schedules to each, the "Agreements").

     Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreements or in certificates delivered to us by Parent, Merger Sub and the Company containing certain representations of Parent, Merger Sub and the Company (the "Certificates of Representations"). All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     We have acted as legal counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined originals, certified copies or copies otherwise identified to our satisfaction as being true copies of the original of the following documents (including all exhibits and schedules attached thereto):

     1.   the Agreements;

     2.   the Certificates of Representations;


SAN DIEGO . SAN DIEGO/GOLDEN TRIANGLE . PALO ALTO . LA JOLLA . SAN JOSE .
               IMPERIAL VALLEY . MEXICO CITY . TIJUANA


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GRAY CARY WARE & FREIDENRICH

Zoran Corporation
November 29, 1996
Page 2

     3. Continuity of Interest Certificates and affiliate agreements executed by certain Company shareholders (the "Continuity of Interest Certificates" and "Affiliates Agreements"); and

     4. such other instruments and documents related to the formation, organization and operation of Parent, Merger Sub and the Company and related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

     In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there is (or will be prior to the Closing) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. The truth and accuracy at all relevant times, of all representations, warranties and statements made or agreed to by Parent, Merger Sub and the Company, their managements, employees, officers, directors and shareholders in connection with the Merger, including but not limited to those set forth in the Agreements, the Certificates of Representations, the Continuity of Interest Certificates and the Affiliates Agreements; and that all covenants contained in such agreements are performed without waiver or breach of any material provision thereof;

     3. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

     4. All of the Company's debt will be treated as debt for federal income tax purposes;

     5. There is no plan or intention on the part of the Company's shareholders (a "Plan") to engage in a sale, exchange, transfer, distribution, pledge or other disposition (including a distribution by a corporation to its shareholders) or any transaction which results in a reduction of risk of ownership, or a direct or indirect disposition (a "Sale") of shares of Parent Common Stock to be received in the Merger

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GRAY CARY WARE & FREIDENRICH

Zoran Corporation
November 29, 1996
Page 3

that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the stock of the Company outstanding immediately prior to the Merger. Shares of the Company stock with respect to which dissenters' rights are exercised in the Merger, which are exchanged for cash in lieu of fractional shares of Parent Common Stock or which are sold, redeemed or disposed of in a transaction that is in contemplation of or related to the Merger shall be considered shares of the Company stock held by shareholder of the Company immediately before the Merger which are exchanged in the Merger for shares of Parent Company Stock which are then disposed of pursuant to a Plan;

     6.   The Merger will be consummated pursuant to applicable state law;

     7. An opinion of counsel, received by the Company from Cooley Godward LLP, substantially identical in substance to this opinion, has been delivered and not withdrawn; and

     8. The Merger will be reported by the Company and Parent on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

     This opinion addresses only classification of the Merger as a reorganization under Section 368(a) of the Code. No opinion is expressed as to any other matter, including any other tax consequences of the Merger or any other transaction (including any transaction undertaken in connection with the Merger) under any federal, state, local or foreign tax law.

     No opinion is expressed as to any transaction other than the Merger as described in the Agreements or to any transaction whatsoever, if all the transactions described in the Agreements are not consummated in accordance with the terms of the Agreements and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. To the extent any of the representations, warranties, statements or assumptions upon which we have relied to issue this opinion is not complete, correct, true and accurate in all material respects at all relevant times, our opinion might be adversely affected and may not be relied upon.

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GRAY CARY WARE & FREIDENRICH

Zoran Corporation
November 29, 1996
Page 4

     This opinion only represents our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

     This opinion has been delivered to you solely for the purposes set forth in the Plan of Reorganization and may not be relied upon or utilized for any other purpose by any other person or entity, and may not be distributed or otherwise made available to any other person or entity without our prior written consent, except that we consent to the reference to our firm name whenever appearing in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ GRAY CARY WARE & FREIDENRICH
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                                GRAY CARY WARE & FREIDENRICH
                                A Professional Corporation